UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2004

MODTECH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25161	33 – 0825386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2830 Barrett Avenue, Perris, CA		92571
(Address of principal executive office)		(Zip Code)

(951) 943-4014

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

On August 11, 2004, Evan Gruber resigned as Chief Executive Officer of Modtech Holdings, Inc. and Charles C. McGettigan was appointed interim Chief Executive Officer. On August 11, 2004, the company issued a press release, a copy of which is attached as Exhibit 99.1 to this report, announcing the resignation. Mr. Gruber will remain on the board of directors and serve as a consultant to the company.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of Modtech Holdings, Inc., dated August 11, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 2004

Modtech Holdings, Inc.

by:	/s/ Charles C. McGettigan
Charles C. McGettigan Chief Executive Officer

by:	/s/ Dennis L. Shogren
Dennis L. Shogren Chief Financial Officer